Spectrum Information Technologies, Inc. and Subsidiaries

                 Subsidiaries of the Registrant

                         March 31, 1996


                            Organized under
Name of Subsidiary          the Laws of            Business Name
- ------------------          ---------------        -------------

Spectrum Cellular Corp.     Delaware           Spectrum Cellular

Computers Unlimited
of Wisconsin, Inc.          Wisconsin               Computer Bay

Dealer Service
Business Systems, Inc.      Delaware                    Data One